                                                                     Exhibit 5.1

                                                     1251 Avenue of the Americas
                                                   New York, New York 10020-1104
                                             main 212.835.6000  fax 212.835.6001




                                                   July __, 2002
MPhase Technologies, Inc.
587 Connecticut Avenue
Norwalk, Connecticut 06854-1711

         Re: mPhase Technologies, Inc.; Registration Statement on Form S-1, Registration No. 333-91560

Ladies and Gentlemen:

         On the date hereof, mPhase Technologies, Inc., a New Jersey corporation (the "Company"), intends to transmit to the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement"), relating to 38,532,319 shares of the Company's common stock, no par value per share (the "Common Stock"), consisting of 18,495,461 shares of Common Stock outstanding (the "Outstanding Shares") and 20,036,858 shares of Common Stock issuable upon exercise of certain warrants (the "Warrant Shares," and together with the Outstanding Shares, the "Shares"). This opinion is an exhibit to the Registration Statement.

         We have at times acted as special counsel to the Company with respect to certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified, or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation and Bylaws of the Company, the records of corporate proceedings of the Company and such other statutes, certificates, instruments and such other documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others and have not independently verified the matters stated therein. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

                                                       MPhase Technologies, Inc.
                                                                   July __, 2002
                                                                          Page 2


         Based upon the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, we are of the opinion that (a) the Outstanding Shares have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, are legally and validly issued, fully paid and non-assessable shares of Common Stock, and (b) the Warrant Shares have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, when issued and paid for in accordance with the terms set forth in the respective warrant agreements relating to the Warrant Shares, will be legally and validly issued, fully paid and non-assessable.

         We call your attention to the fact that the members of this Firm who worked on the transactions contemplated herein are not licensed to practice law in any jurisdiction other than the State of New York. To the extent the laws of New Jersey are or may be applicable in rendering the foregoing opinion, our opinion is based solely upon our assumption that the laws of the State of New York are the same as those of New Jersey. Accordingly, except as provided in the preceding sentence, we express no opinion with respect to the laws of any jurisdiction other than the State of New York and the federal laws of the United States typically applicable to transactions of the type contemplated by the Registration Statement. Without limiting the generality of the foregoing, we also express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. We express no opinion as to the application of securities or "Blue Sky" laws of any state, including the State of New Jersey and the State of New York, to the offer and/or sale of the Shares.

         The opinion expressed in this letter is solely for the use of the Company in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. The opinion expressed in this letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

                                                       MPhase Technologies, Inc.
                                                                   July __, 2002
                                                                          Page 3



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

PIPER RUDNICK LLP